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                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 of Convergys Corporation and to the incorporation by reference therein of our report dated February 3, 2003, except for footnote 18 which is as of February 25, 2003, with respect to the consolidated financial statements and schedule of Convergys Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Cincinnati, Ohio
March 26, 2003













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